UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     October 12, 2005

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                    0-24393                13-3945947
 (State or other jurisdiction        (Commission            (IRS Employer
       of incorporation)             File Number)         Identification No.)


238 West 4th Street, North Vancouver, BC Canada               V7M 1H7
(Address of principal executive offices)                      (Zip Code)

Registrant's Telephone Number, Including the area code:     (604) 687-4432


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
-----------------------

Item 1.01     Entry into a Material Definitive Agreement

Aurora Gold Corporation (the "Company") has entered into an option agreement over the Nova Porto project area and has commenced a reconnaissance exploration program. The Nova Porto project is located in the rich and largely unexplored Tapajos gold province in Para State, Brazil and covers an area of approximately 34,000 hectares. The option agreement covers two exploration licences.

The Company is targeting large tonnage low to medium grade gold deposits such as the Brazauro Tocantinzinho project.

The Tapajos Gold Province comprises an area of approximately 300km by 350km located in south westerly reaches of the state of Para. The dominant lithologies are composed of Paleoproterozoic aged volcanic and plutonic rocks and hosts gold mineralization related to two metallogenic events. The older event comprises orogenic mesothermal shear hosted lode deposits, while the younger event related to emplacement of post-orogenic alkaline granitoids as volcanic edifices and along structural corridors, is constituted by epithermal to epizonal type deposits.

The Company's project area lies on a dominant NW faulted contact between the Parauari Intrusive Suite and the later Maloquinha Suite, and this contact has been the focus of large-scale alluvial workings.

Approximately 40km to the South West of the project area is the Brazauro Resources Corporation owned Tocantinzinho project. The Tocantinzinho project has had a long history of exploration and now Brazauro boasts a large tonnage operation with the initial NI 43-101 resource estimate due out late in 2005. Several significant intersections are reported including 165.4m @ 1.7g/t, 174m @ 2.4g/t and 170m @ 1.8g/t.

The Company's Nova Porto project has many similarities to the large Tocantinzinho project including, immediate proximity to large-scale alluvial mining, proximity to the faulted contact of the Parauari Intrusive Suite and the later Maloquinha Suite, (as described above and which hosts many other gold deposits in the region), and both projects share a North West trend.

The option agreement allows for the Company to earn a 100% interest in the Novo Porto project via structured cash payments and leaving the vendors with a 2% NSR. The total option agreement payments for the two licences are structured as follows: November 15, 2005 - USD $25,000; May 15, 2006 - USD $75,000; May 15,
2007 - USD $100,000 and May 15, 2008 - USD $150,000. Aurora Gold may withdraw from the option agreement at any time. Should Aurora Gold decide to pursue either or both exploration licences after May 15, 2009 then a final payment of USD $1,850,000 per licence for a total of USD $ 3,700,000 would be paid. The total payment for one licence is USD $2,200,000 and for the two licences is USD $4,050,000.

The Company has initiated a rock chip and outcrop-sampling program together with a close spaced soil geochemistry program to delineate the anomalous targets for follow up drill testing.

Results from the sampling and geochemistry programs are expected within the next two weeks.

Item 9.01     Financial Statements and Exhibits

(d)  Exhibits:

99.1 Aurora Gold Corporation news release issued October 12, 2005 and disseminated through the facilities of recognized newswire services.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AURORA GOLD CORPORATION


Date: October 12, 2005                      by:/s/ A. Cameron Richardson
                                               -------------------------
                                                   A. Cameron Richardson
                                                   President and Director


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